Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Record Third Quarter Results

Net Earnings Increase 49%; Sales Increase 25%; Orders Increase 31%; Operating Cash Flow Increases 60%; Guidance Raised

Sarasota, Florida, October 25, 2010 ... Roper Industries, Inc. (NYSE: ROP) reported record results for its third quarter ended September 30, 2010.

Net earnings for the third quarter were $84 million, a 49% increase over the third quarter of 2009, and diluted earnings per share (DEPS) were $0.87 compared to $0.61 in the prior year third quarter. Orders increased 31% to $654 million and sales increased 25% to $605 million, representing a 1.08 book-to-bill ratio.  Operating Cash Flow was a record $139 million.

Free cash flow represented 21.9% of sales and 158% of net earnings.  Third quarter gross margin expanded 260 basis points to 53.2% and operating margin increased 230 basis points to 21.2%.  EBITDA grew to $163 million, or 27.0% of sales.

“Roper performed exceptionally well in the third quarter,” said Brian Jellison, Roper’s Chairman, President and CEO.  “We achieved record levels in orders, sales, net earnings, DEPS, EBITDA and cash flow.  Our continued growth in orders and backlog gives us confidence that we will finish 2010 with record performance and enter 2011 with significant momentum.”

Third quarter results include the acquisition of iTradeNetwork which was completed on July 27, 2010.  “Our integration and international market development with iTradeNetwork is off to a good start, and we are excited about the growth prospects we see in all of our software businesses,” said Mr. Jellison.  “We saw substantial order growth in our businesses, led by Medical & Imaging (+81%), Industrial Technology (+35%) and Energy Systems & Controls (+29%).  Our backlog finished the third quarter at a record $770 million, up 39% from the prior year.”

Fourth Quarter and Full Year Guidance

Roper is increasing its full year DEPS guidance to $3.22-$3.26 from $3.05-$3.15, and establishing fourth quarter DEPS guidance of $0.96-$1.00.  The Company is increasing its guidance for operating cash flow to $465-$485 million from $425-$450 million.  The Company’s guidance excludes future acquisitions and the first quarter impact of acquisition-related inventory charges.

Table 1:
	Q3 Sales Growth	Q3 Orders Growth
Organic Growth	13.7%	19.6%
Acquisitions / Divestitures	11.9%	12.6%
Foreign Exchange	(1.0%)	(1.1%)
Total Growth	24.6%	31.1%

Table 2:  Free Cash Flow (millions)
Q3 2010
Sales (A)	605.1
Net Earnings (B)	84.3

Operating Cash Flow	$139.1
Less: Capital Expenditures	(6.3)
Free Cash Flow (C)	$132.8

Free Cash Flow as % of Net Earnings (C)/(B)	158%
Free Cash Flow as % of Q2 Revenue (C)/(A)	22%

Table 3:  EBITDA (millions)
Q3 2010
Net Earnings	$84.3
Add: Interest Expense	17.1
Add: Income Taxes	29.5
Add: Depreciation and Amortization	32.2
EBITDA	$163.1

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, October 25, 2010. The call can be accessed via webcast or by dialing +1 888-280-4443 (US/Canada) or +1 719-325-2106, using confirmation code 4932667.  Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.roperind.com) prior to the start of the call.  Telephonic replays will be available for up to two weeks by calling +1 (719) 457-0820 and using the access code 4932667.

About Roper Industries

Roper Industries is a market-driven, diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including water, energy, radio frequency and research/medical applications.  Additional information about Roper Industries is available on the Company’s website at www.roperind.com.

The information provided in this press release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	September 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$250,813	$167,708
Accounts receivable	378,323	381,658
Inventories	180,929	178,795
Deferred taxes	28,941	27,306
Unbilled receivable	76,928	57,153
Other current assets	41,708	58,125
Total current assets	957,642	870,745

PROPERTY, PLANT AND EQUIPMENT, NET	105,878	109,493

OTHER ASSETS:
Goodwill	2,727,249	2,388,432
Other intangible assets, net	1,128,435	868,900
Deferred taxes	60,828	33,123
Other assets	76,095	57,043
Total other assets	3,992,607	3,347,498

TOTAL ASSETS	$5,056,127	$4,327,736

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$134,316	$110,103
Accrued liabilities	269,309	253,441
Income taxes payable	-	-
Deferred taxes	9,933	1,671
Current portion of long-term debt	95,788	112,796
Total current liabilities	509,346	478,011

NONCURRENT LIABILITIES:
Long-term debt	1,380,742	1,040,962
Deferred taxes	466,356	328,299
Other liabilities	63,308	58,974
Total liabilities	2,419,752	1,906,246

STOCKHOLDERS' EQUITY:
Common stock	967	958
Additional paid-in capital	1,019,993	982,321
Retained earnings	1,583,997	1,395,586
Accumulated other comprehensive earnings	52,514	63,945
Treasury stock	(21,096)	(21,320)
Total stockholders' equity	2,636,375	2,421,490

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,056,127	$4,327,736

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Net sales	$605,088	$485,676	$1,706,633	$1,496,030
Cost of sales	283,339	240,156	803,372	744,304

Gross profit	321,749	245,520	903,261	751,726

Selling, general and administrative expenses	193,516	153,648	555,125	477,098

Income from operations	128,233	91,872	348,136	274,628

Interest expense	17,134	14,437	49,608	41,708
Other income	2,631	105	1,421	2,917

Earnings from continuing operations before income taxes	113,730	77,540	299,949	235,837

Income taxes	29,467	21,130	84,680	68,280

Net Earnings	$84,263	$56,410	$215,269	$167,557

Earnings per share:
Basic	$0.89	$0.62	$2.29	$1.85
Diluted	$0.87	$0.61	$2.23	$1.81

Weighted average common and common equivalent shares outstanding:
Basic	94,312	90,877	94,046	90,526
Diluted	96,671	92,908	96,374	92,635

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended September 30,				Nine months ended September 30,
	2010		2009		2010		2009
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$161,205		$130,538		$442,007		$397,730
Energy Systems & Controls	123,458		102,988		348,523		314,997
Scientific & Industrial Imaging	134,434		78,934		393,192		238,914
RF Technology	185,991		173,216		522,911		544,389
Total	$605,088		$485,676		$1,706,633		$1,496,030

Gross profit:
Industrial Technology	$82,383	51.1%	$62,060	47.5%	$223,825	50.6%	$190,501	47.9%
Energy Systems & Controls	65,590	53.1%	52,464	50.9%	183,884	52.8%	164,123	52.1%
Scientific & Industrial Imaging	82,610	61.5%	44,169	56.0%	238,427	60.6%	132,385	55.4%
RF Technology	91,166	49.0%	86,827	50.1%	257,125	49.2%	264,717	48.6%
Total	$321,749	53.2%	$245,520	50.6%	$903,261	52.9%	$751,726	50.2%

Operating profit*:
Industrial Technology	$44,954	27.9%	$30,547	23.4%	$115,462	26.1%	$91,614	23.0%
Energy Systems & Controls	28,611	23.2%	19,214	18.7%	76,606	22.0%	59,926	19.0%
Scientific & Industrial Imaging	31,193	23.2%	14,818	18.8%	88,323	22.5%	43,300	18.1%
RF Technology	37,155	20.0%	38,918	22.5%	104,060	19.9%	115,724	21.3%
Total	$141,913	23.5%	$103,497	21.3%	$384,451	22.5%	$310,564	20.8%

Operating profit excluding restructuring*:
Industrial Technology	$44,954	27.9%	$31,494	24.1%	$115,462	26.1%	$95,931	24.1%
Energy Systems & Controls	28,611	23.2%	20,503	19.9%	76,606	22.0%	63,739	20.2%
Scientific & Industrial Imaging	31,193	23.2%	15,195	19.3%	88,323	22.5%	44,797	18.8%
RF Technology	37,155	20.0%	38,976	22.5%	104,060	19.9%	116,542	21.4%
Total	$141,913	23.5%	$106,168	21.9%	$384,451	22.5%	$321,009	21.5%

Net Orders:
Industrial Technology	$169,887		$125,776		$488,665		$391,049
Energy Systems & Controls	135,224		104,593		377,484		298,551
Scientific & Industrial Imaging	152,499		84,329		418,874		235,433
RF Technology	196,265		184,243		555,427		534,251
Total	$653,875		$498,941		$1,840,450		$1,459,284

  *  Operating profit is before unallocated corporate general and administrative expenses.  These expenses were $13,680 and $11,625 for the three months ended September 30, 2010 and 2009, respectively and
       $36,315 and $35,936 for the nine months ended September 30, 2010 and 2009, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Nine months ended
	September 30,
	2010	2009

Net earnings	$215,269	$167,557
Non-cash items:
Depreciation	27,271	25,828
Amortization	61,430	51,280
Stock-based compensation expense	19,384	20,821
Income taxes	10,943	(24,146)
Changes in assets and liabilities:
Receivables	(13,118)	53,303
Inventory	(7,277)	14,496
Accounts payable	22,549	(22,354)
Accrued liabilities	10,561	(42,375)
Other, net	(2,594)	3,439
Cash provided by operating activities	344,418	247,849

Business acquisitions, net of cash acquired	(536,413)	(1,248)
Capital expenditures	(20,391)	(18,708)
Other, net	1,815	6,983
Cash used by investing activities	(554,989)	(12,973)

Principal debt borrowings	-	500,000
Principal debt payments	(20,123)	(466,186)
Revolver borrowings (payments), net	318,000	(179,000)
Debt issuance costs	-	(4,310)
Dividends	(26,722)	(22,343)
Excess tax benefit from share-based payment	4,287	1,055
Proceeds from exercise of stock options	16,955	4,845
Other, net	922	(604)
Cash provided/(used) by financing activities	293,319	(166,543)

Effect of exchange rate changes on cash	357	9,622

Net increase in cash and equivalents	83,105	77,955
Cash and equivalents, beginning of period	167,708	178,069

Cash and equivalents, end of period	$250,813	$256,024